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                                                                    Exhibit 23.1
                                                                    ------------



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




Skynet Holdings, Inc.
Inglewood, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 2, 1998, relating to the consolidated financial statements of Skynet Holdings Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                    /s/ BDO Seidman, LLP

                                    BDO SEIDMAN, LLP

Los Angeles, California
May 12, 1999